Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The HSBC Investor Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A, Class B, Class C and
			Class Y Shares, where applicable
        72DD2-74U2  Class D and Class I Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding(000's) at October 31, 2009:

	Total Income 		Income	Shares
	Distributions 		Distributions	Outstanding
	(000s)	NAV	per share	(000s)

Class A Shares
Aggressive Growth Strategy Fund	-	10.20	-	532
Conservative Growth Strategy Fund	72	10.01	0.13	506
Growth Strategy Fund	140	10.34	0.09	1,481
Moderate Growth Strategy Fund	194	10.09	0.12	1,577
California Tax-Free Money Market Fund	-	1.00	-	221
Prime Money Market Fund	1,016	1.00	-	343,378
 Tax-Free Money Market Fund	-	1.00	-	-
New York Tax-Free Money Market Fund    	81	1.00	-	40,697
Growth Fund	-	12.54	-	1,268
Mid-Cap Fund	-	5.68	-	737
Opportunity Fund	-	7.56	-	1,282
Overseas Equity Fund	374	4.10	0.49	1,450
U.S. Government Money Market Fund	875	1.00	-	574,111
U.S. Treasury Money Market Fund	305	1.00	-	386,031
Value Fund	155	10.56	0.11	1,207
Class B Shares
Aggressive Growth Strategy Fund	-	9.86	-	382
Conservative Growth Strategy Fund	34	9.91	0.07	495
Growth Strategy Fund	8	10.31	0.01	1,086
Moderate Growth Strategy Fund	84	10.08	0.06	1,411
Prime Money Market Fund	1	1.00	-	312
New York Tax-Free Money Market Fund	-	1.00	-	21
Growth Fund	-	11.60	-	177
Mid-Cap Fund	-	5.11	-	308
Opportunity Fund	-	6.37	-	170
Overseas Equity Fund	63	3.59	0.38	268
U.S. Government Money Market Fund	-	1.00	-	84
U.S. Treasury Money Market Fund	-	1.00	-	60
Value Fund	2	10.08	0.03	46
Class C Shares
Aggressive Growth Strategy Fund	-	9.85	-	29
Conservative Growth Strategy Fund	3	10.18	0.07	48
Growth Strategy Fund	2	10.35	0.01	146
Moderate Growth Strategy Fund	10	9.84	0.06	151
California Tax-Free Money Market Fund	-	1.00	-	-
Growth Fund	-	11.68	-	10
Mid Cap Fund	-	5.17	-	2
Prime Money Market Fund	519	1.00	-	259,387
NY Tax-Free Money Market Fund	-	1.00	-	-
Opportunity Fund	-	6.49	-	41
Overseas Equity Fund	3	3.89	0.39	15
U.S. Government Money Market Fund	-	1.00	-	229
U.S. Treasury Money Market Fund	2	1.00	-	7,138
Value Fund	-	10.15	0.04	7
Class D Shares
California Tax-Free Money Market Fund	84	1.00	-	115,156
Prime Money Market Fund	10,530	1.00	-	1,995,479
NY Tax-Free Money Market Fund	1,436	1.00	-	423,078
Tax-Free Money Market Fund	276	1.00	-	95,349
U.S. Government Money Market Fund	2,261	1.00	-	767,135
U.S. Treasury Money Market Fund	689	1.00	-	955,65
Class I Shares
Growth Fund	-	12.65	-	3,115
Mid Cap Fund	-	5.85	-	1,269
Prime Money Market Fund	36,108	1.00	-	7,188,996
Tax-Free Money Market Fund	-	1.00	-	-
U.S. Government Money Market Fund	27,006	1.00	-	8,176,844
U.S. Treasury Money Market Fund	5,452	1.00	-	3,323,002
Value Fund	233	10.54	0.13	1,588
Class Y Shares
California Tax-Free Money Market Fund	37	1.00	-	21,095
Prime Money Market Fund	9,188	1.00	0.01	1,194,555
NY Tax-Free Money Market Fund	1,456	1.00	-	210,711
Tax-Free Money Market Fund	759	1.00	0.01	97,790
U.S. Government Money Market Fund	14,493	1.00	-	3,369,955
U.S. Treasury Money Market Fund	830	1.00	-	996,310